UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2002

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware 03-0339228

(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant's principal executive office)

(802) 244-5621

(Registrant's telephone number)

Item 5. Other Events

On October 24, 2002, Green Mountain Coffee, Inc. ("GMCR") issued a press release announcing that based on preliminary financial data, it expects its fourth quarter and annual sales and earnings results to be lower than it previously anticipated. In addition, GMCR announced that that intends to repurchase on the open market up to $3,000,000 of its outstanding shares of common stock over approximately the next three months subject to market conditions and other factors.

A copy of the press release is attached hereto as an Exhibit and is incorporated by reference herein.

Item 7(c). Exhibits
99.1	Press Release dated October 24, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                        GREEN MOUNTAIN COFFEE, INC.

                                                                                        By: /s/ William G. Hogan

                                                                                        William G. Hogan
                                                                                         Vice President and Chief Financial Officer

Date: October 24, 2002

EXHIBIT INDEX
99.1	Press Release dated October 24, 2002